UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2013

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174607	68-0681552
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

No. 30 N. Zhongshan Road, Floor 40, Gulou District, Nanjing,
Jiangsu Province, P.R.C., 210008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 86-18652999667

Advento, Inc.
8 Jiang gang Qu, Ste 402, Hangzhou, China, 310000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01	Other Items

Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our company’s Articles of Incorporation to change our name from Advento, Inc. to Joymain International Development Group Inc. and to increase our authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

Also effective April 10, 2013, pursuant to a 300 new for one (1) old forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001.

Our name change, the increase of our authorized capital and the forward stock split of our issued and outstanding shares of common stock were approved on March 21, 2013 by a holder of 82.92% of our company’s common stock by way of a written consent resolution.

The amendments became effective with the Over-the-Counter Bulletin Board at the opening of trading on April 10, 2013 under the symbol “ADTOD”. The "D" will be placed on our ticker symbol for 20 business days. After 20 business days from April 10, 2013, our ticker symbol will change from “ADTO” to “JIDG” to better reflect our new name. Our new CUSIP number is 48125Q101.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.

/s/ Suqun Lin
Suqun Lin
President and Director

Date: April 10, 2013